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                                                                   EXHIBIT 23.19

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 8, 1996, except for Note (4) for which the date is February 15, 1996 (Albuquerque C.I. Associates, LP.); February 16, 1996 (C.I. Nashville, Inc.); February 8, 1996 (Wichita C.I. Associates III, L.P.); and February 19, 1996 (Topeka C.I. Associates, L.P.), incorporated by reference in this Joint Registration Statement on Form S-3 and related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc.

Kansas City, Missouri
February 11, 1998        /s/ Mayer Hoffman McCann L.C.

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